As filed with the Securities and Exchange Commission on January 28, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Lime Energy Co.
(Exact name of registrant as specified in its charter)

Delaware	36-4197337
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

1280 Landmeier Road
Elk Grove Village, Illinois	60007
(Address of registrant’s principal executive offices)	(Zip Code)
LIME ENERGY CO. 2008 LONG-TERM INCENTIVE PLAN, AS AMENDED
(Full title of the plan)
Jeffrey R. Mistarz
Chief Financial Officer, Treasurer and Corporate Secretary
1280 Landmeier Road
Elk Grove Village, Illinois 60007
(847) 437-1666
(Name, address, including zip code and telephone number, including area code, of agent for service)
Copies to:
J. Todd Arkebauer
Reed Smith LLP
10 S. Wacker Dr.
Chicago, Illinois 60606
(312) 207-6453
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Amount	Proposed	Proposed maximum	Amount of
	to be	maximum offering	aggregate offering	registration
Title of securities to be registered	registered(1)	price per share(2)	price(2)	fee(3)
Common Stock, par value $0.0001 per share, issuable under the Long-Term Incentive Plan	600,000	$4.295	$2,577,000	$101.28

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement registers such indeterminate number of additional shares of Common Stock as may be issued in connection with shares splits, share dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock as reported on the NASDAQ Capital Market on January 21, 2009, in accordance with Rule 457(c) of the Securities Act.

(3)	In accordance with Rule 457, the registration fee associated with 107,620 shares (as adjusted to reflect all stock splits and stock dividends to date) previously registered under the Amended 2001 Incentive Plan on Registration Statement No. 333-144474 filed with the Securities and Exchange Commission (the “Commission”) on July 11, 2007 and the 2001 Incentive Plan on Registration Statement No. 333-121958 filed with the Commission on January 11, 2005 is being carried forward from such registration statements pursuant to which total registration fees of $418.01 were previously paid. In accordance with Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Commission (July 1997) and General Instruction E to Form S-8, the Registrant has carried forward such registration fees. The Registrant applied $71.75 of the previously paid fees in connection with Registration Statement No. 333-151470 filed with the Commission on June 6, 2008, resulting in a balance of $346.26 available. As a result of the available carry forward balance, no registration fee will be paid with this filing and the Registrant will have $244.98 of registration fees eligible for future registration statements through January 11, 2010.

PART II
Item 3. Incorporation of Documents by Reference
Item 5. Interests of Named Experts and Counsel
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.2
EX-23.3
EX-99.1

EXPLANATORY NOTE
          This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 600,000 shares of Lime Energy Co.’s Common Stock to be issued pursuant to the Lime Energy Co. 2008 Long-Term Incentive Plan that was approved by our shareholders on June 4, 2008 and amended November 26, 2008 with such amendment effective January 26, 2009. Pursuant to General Instruction E of
Form S-8, this Registration Statement incorporates by reference Registration Statement on Form S-8 (333-151470) filed with the Commission on June 6, 2008.
PART II
Item 3. Incorporation of Documents by Reference
          Lime Energy Co. hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:
(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

(b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008; June 30, 2008; and September 30, 2008;

(c)	Our Current Reports on Form 8-K filed on January 18, 2008; January 28, 2008; February 21, 2008, as amended; March 3, 2008; March 14, 2008, as amended; June 11, 2008, as amended; July 15, 2008; July 15, 2008; August 19, 2008; October 31, 2008, November 5, 2008; November 18, 2008; November 18, 2008; January 6, 2009; and January 21, 2009;

(d)	The description of our Common Stock, $0.0001 par value per share, contained in our Registration Statement on Form 8-A filed on February 21, 2008, including any amendment or report filed for the purpose of updating such description.
          In addition, all documents and reports subsequently filed by Lime Energy Co. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 5. Interests of Named Experts and Counsel
          The legal validity of the issuance of the shares of Common Stock offered under this Registration Statement has been passed upon by Reed Smith LLP.
Item 8. Exhibits
          The Exhibit Index that follows the signature page to this Registration Statement is incorporated herein by reference.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elk Grove Village, State of Illinois, on the 28th day of January, 2009.

LIME ENERGY CO.
By:	/s/ Jeffrey Mistarz
Jeffrey R. Mistarz
Chief Financial Officer, Treasurer and Corporate Secretary

POWER OF ATTORNEY
          Know all men by these presents, that each person whose signature appears below constitutes and appoints David R. Asplund and Jeffrey R. Mistarz, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Lime Energy Co.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Chief Executive Officer and Director
/s/ David R. Asplund	(principal executive officer)	January 28, 2009
David R. Asplund

Chief Financial Officer, Treasurer and Corporate Secretary
/s/ Jeffrey R. Mistarz	(principal financial officer and principal accounting officer)	January 28, 2009
Jeffrey R. Mistarz

/s/ Richard P. Kiphart	Chairman of the Board	January 28, 2009
Richard P. Kiphart

/s/ Gregory Barnum	Director	January 28, 2009
Gregory Barnum

Signature	Title	Date
Director
William Carey

/s/ Joseph Desmond	Director	January 28, 2009
Joseph Desmond

/s/ Daniel W. Parke	Director	January 28, 2009
Daniel W. Parke

Director
David Valentine

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

5.1	Opinion of Reed Smith LLP

23.1	Consent of counsel (included in Exhibit 5.1)

23.2	Consent of BDO Seidman, LLP

23.3	Consent of BDO Seidman, LLP

24.1	Powers of Attorney (contained on the signature page hereto)

99.1	Lime Energy Co. 2008 Long-Term Incentive Plan, as amended